EXHIBIT A

Exhibit 10.21

ASSIGNMENT AND CONTRIBUTION AGREEMENT

THIS ASSIGNMENT AND CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into effective as of February 25, 2008, by and between Manhattan Pharmaceuticals, Inc., a Delaware corporation (“MHA”), Hedrin Pharmaceuticals K/S, a Danish limited liability partnership (“Newco”) and, for the purposes of Article 6 only, Nordic Biotech Venture Fund II K/S, a Danish limited liability partnership (“Nordic”).

WHEREAS, MHA and Nordic have entered into a Joint Venture Agreement dated as of January 31, 2008 (the “Joint Venture Agreement”) pursuant to which Newco has been newly formed and capitalized by Nordic for the purpose of holding and commercializing the Assets (as defined below); and

WHEREAS, subject to and in accordance with the terms and conditions of this Agreement: (i) MHA desires to assign the Assets and transfer the Assumed Liabilities (as defined below) to Newco, and Newco desires to acquire the Assets and assume the Assumed Liabilities from MHA; and (ii) as consideration for the assignment of the Assets, in addition to the assumption of the Assumed Liabilities, Newco desires to pay to MHA, and MHA desires to receive, the Cash Payments (as defined below) and the Equity Payments (as defined below).

NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS

In this Agreement, capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Joint Venture Agreement, and the following terms have the following meanings, unless otherwise defined herein:

“Assets” means all right, title and interest of MHA in, to and under (i) the Hedrin Agreements, (ii) all regulatory applications, approvals, worldwide product registrations and associated materials relating to the Licensed Products (as defined in the Hedrin License), (iii) all contracts (other than the Hedrin Agreements) solely relating to the Licensed Products, as listed on Appendix A (the “Other Assigned Contracts”), (iv) all promotional and informational materials in MHA’s possession or under its control used in connection with the Licensed Products, (v) all Licensed Products held by or on behalf of MHA in inventory or as samples, including any Clinical Supply (as defined in the Supply Agreement), (vi) the Scientific Data, including any rights of access that MHA has to the Scientific Data, and (vii) copies of all other files, records, books, documents, data, plans and proposals of MHA relating principally to the Licensed Products, whether in written, electronic, visual or other form, redacted as necessary to delete all files, records, books, documents, data, plans and proposals respecting or including other products of MHA and/or aspects of its business.

“Assumed Liabilities” means all obligations and liabilities of MHA under the Hedrin Agreements and the Other Assigned Contracts arising on or after the Closing Date.

“Hedrin Agreements” means the agreements identified as such on Appendix A attached hereto.

“Hedrin License” means that certain Exclusive License Agreement for “Hedrin” among Thornton & Ross, Ltd., Kerris, S.A. and Manhattan Pharmaceuticals, Inc., dated June 26, 2007.

“Hedrin Patent Rights” means: (i) U.S. Patent Application Serial No. 11/705,389 and (ii) Canadian Patent Application No. 2,381,106.

“Hedrin Product” shall mean the “Products,” as defined in that certain Supply Agreement between Thornton & Ross, Ltd. and Manhattan Pharmaceuticals, Inc., dated June 26, 2007, for use by humans in the treatment of infestations of head lice, body lice, pubic lice and scabies mites.

“Liens” means all liens, claims and encumbrances of any kind or nature, including, without limitation, sublicenses.

“Permitted Liens” means the Liens listed on Appendix B attached hereto.

“Scientific Data” means all available laboratory and all clinical data, including raw data and reports created by MHA or any third party on behalf of MHA or in the possession of MHA, in connection with the Licensed Products (as defined in the Hedrin License).

“Supply Agreement” means that certain Supply Agreement between Thornton & Ross, Ltd. and Manhattan Pharmaceuticals, Inc., dated June 26, 2007.

2. CONTRIBUTION OF ASSETS; ASSUMPTION OF ASSUMED LIABILITIES.

2.1 Contribution of Assets.

In consideration of and subject to Newco’s payment of the Cash Payments and the Equity Payments and assumption of the Assumed Liabilities, MHA hereby transfers, sells, conveys, assigns, and delivers to Newco all of its right, title and interest in and to the Assets, free and clear of any Liens, other than Permitted Liens. Upon Newco’s reasonable request from time to time, MHA shall execute and deliver to Newco such bills of sale, endorsements, assignments and other good and sufficient instruments of assignment, transfer and conveyance, in form and substance reasonably satisfactory to Newco, as shall be necessary to vest in Newco all of MHA’s right, title and interest in and to the Assets.

2.2 Assumption of Assumed Liabilities.

MHA hereby transfers to Newco and Newco hereby assumes, and will satisfy and perform when due, the Assumed Liabilities.

3. REPRESENTATIONS AND WARRANTIES OF MHA.

MHA hereby represents and warrants to Newco as of the Closing Date as follows:

3.1 Organization, Authority, Etc.

MHA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MHA has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by MHA and the consummation by MHA of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of MHA. This Agreement at the time delivered will have been duly executed and delivered by MHA and constitute a legal, valid and binding obligation of MHA enforceable against MHA in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and general principles of equity.

3.2 No Conflict.

The execution, delivery and performance by MHA of this Agreement and the consummation by MHA of the transactions contemplated hereby will not require any notice to, filing with, or the consent, approval or authorization of, any third party. Neither the execution and delivery by MHA of this Agreement nor the consummation of the transactions contemplated hereby by MHA will: (i) require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any governmental authority or any other person; (ii) constitute a default (with or without notice or lapse of time or both) under, violate or conflict with, or give rise to a right of termination, cancellation or acceleration or to a loss of a material benefit under, any judgment, order, writ, decree, judgment, license, instrument or agreement to which MHA is a party or by which MHA is bound; or (iii) constitute a violation by MHA of any law, regulation, order or other governmental requirement applicable to MHA.

3.3 Title.

Immediately prior to giving effect to the transactions contemplated hereby, MHA is the sole owner of, and has good and marketable title to, the Assets, free and clear of any Liens other than Permitted Liens.

3.4 Hedrin Agreements.

Neither MHA, nor to MHA’s knowledge any other party to any of the Hedrin Agreements, is in breach of any of the Hedrin Agreements, and no condition or set of facts exists which, with notice, lapse of time or both would constitute a default thereunder on the part of MHA or, to MHA’s knowledge, on the part of any other party thereto.

3.5 Intellectual Property.

Except as set forth on Schedule 3.5 attached hereto: (i) except for prosecution of the patent applications included in the Hedrin Patent Rights in the ordinary course, there are no interferences or other adversarial proceedings pending, or to MHA’s knowledge threatened, with regard to any of the Hedrin Patent Rights; and (ii) to the knowledge of MHA, the marketing and sale of the Hedrin Product in the United States and Canada for use by humans in the treatment of infestations of head lice, body lice, pubic lice and scabies mites would not constitute an infringement of any United States or Canadian patent validly issued and existing as of the Closing Date or a misappropriation of any trade secret rights of any third party. MHA has made available to Newco (or Nordic) all available Scientific Data.

3.6 Assets.

Except as set forth on Schedule 3.6 attached hereto, the Assets constitute all of the assets in MHA’s possession or control necessary to develop and commercialize the Licensed Products.

3.7 Royalty Term.

The Royalty Term (as defined in the Hedrin License) has not commenced.

3.8 Durminster Agreement.

MHA has not received any (i) request to consent to an amendment or termination of the Durminster Agreement (as defined in the Hedrin License) or (ii) notice that any party is in default of the Durminster Agreement.

3.9 Milestone Payments

The Milestone Payment (as defined in the Hedrin License) set forth in Section 6.6.1 of the Hedrin License has been fully paid and no further obligation exists thereunder. The conditions for the Milestone Payments set forth in Sections 6.6.2 through 6.6.7 of the Hedrin License have not yet been satisfied.

3.10 Agency Communications

MHA has provided Newco (or Nordic) with all communications (written, electronic and oral) received by or in the possession of MHA from the U.S. Food and Drug Administration and any similar state, local, federal of foreign Competent Authority (as defined in the Hedrin License) regarding the approvability or approval of any Licensed Product, and no such communication indicates that the U.S. Food and Drug Administration would not treat the Licensed Product as a medical device under the Federal Food, Drug and Cosmetic Act.

3.11 No Other Representations or Warranties.

Except for the representations and warranties of MHA expressly set forth in this Article 3, MHA makes no express or implied representation or warranty in connection with the transactions contemplated by this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF NEWCO.

Newco hereby represents and warrants to MHA as of the Closing Date as follows:

4.1 Organization, Authority, Etc.

Newco is a Danish limited liability partnership duly organized, validly existing and in good standing under the laws of Denmark. Newco has the requisite partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Newco and the consummation by Newco of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of Newco. This Agreement at the time delivered will have been duly executed and delivered by Newco and constitute a legal, valid and binding obligation of Newco enforceable against Newco in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and general principles of equity.

4.2 No Conflict.

The execution, delivery and performance by Newco of this Agreement and the consummation by Newco of the transactions contemplated hereby will not require any notice to, filing with, or the consent, approval or authorization of, any third party. Neither the execution and delivery by Newco of this Agreement nor the consummation of the transactions contemplated hereby by Newco will: (i) require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any governmental authority or any other person; (ii) constitute a default (with or without notice or lapse of time or both) under, violate or conflict with, or give rise to a right of termination, cancellation or acceleration or to a loss of a material benefit under, any judgment, order, writ, decree, judgment, license, instrument or agreement to which Newco is a party or by which Newco is bound; or (iii) constitute a violation by Newco of any law, regulation, order or other governmental requirement applicable to Newco.

4.3 No Other Representations or Warranties.

Except for the representations and warranties of Newco expressly set forth in this Article 4 and in Section 5.2 below, Newco makes no express or implied representation or warranty in connection with the transactions contemplated by this Agreement.

5. CONSIDERATION.

5.1 Cash Payments and Equity Issuances.

(a) In consideration of the assignment of the Assets made to Newco in this Agreement, in addition to the assumption of the Assumed Liabilities by Newco pursuant to Section 2.2 hereof, Newco shall:

(i) upon the execution and delivery of this Agreement: (A) pay to MHA US$2,000,000.00 in cash (the “Initial Cash Payment”) and (B) issue to MHA, and deliver a certificate representing, 500 Partnership Shares of Newco (as defined in the Limited Partnership Agreement of Newco dated as of the date hereof (the “Partnership Agreement”)) evidencing the ownership thereof to MHA (the “Initial Equity Issuance”); and

(ii) upon the achievement of the Payment Milestone (as defined below): (A) pay to MHA an additional US$1,500,000.00 in cash (the “Second Cash Payment” and, together with the Initial Cash Payment, the “Cash Payments”) and (B) if necessary to maintain MHA’s 50% ownership of outstanding Partnership Shares, issue to MHA, and deliver a certificate representing, a number of additional Partnership Shares of Newco that will constitute, together with the Initial Equity Issuance, 50% of all outstanding Partnership Shares (the “Second Equity Issuance” and, together with the Initial Equity Issuance, the “Equity Issuances”).

(b) All Cash Payments made by Newco hereunder shall be made by wire transfer, in US dollars, to an account specified in writing by MHA.

(c) Upon the Initial Equity Issuance, MHA shall own 50% of the outstanding Partnership Shares of Newco. Upon the Second Equity Issuance, MHA shall own 50% of the outstanding Partnership Shares of Newco (after giving effect to the issuance of additional Partnership Shares, if any, to Nordic pursuant to the Partnership Agreement).

5.2 Certain Representations and Warranties.

Newco hereby (with respect to clauses (a), (c) and (d) below) and at the time of the Second Equity Issuance (with respect to clauses (b) through (d) below) represents and warrants to MHA as follows:

(a) The authorized capital of Newco, immediately after the Initial Equity Issuance, consists of 2,000 Partnership Shares, 1,000 of which are issued and outstanding, 500 of which are owned, beneficially and of record, by Nordic and 500 of which are owned, beneficially and of record, by MHA.

(b) The authorized capital of Newco, immediately after the Second Equity Issuance, if any, consists of 2,000 Partnership Shares, 1,000 of which are owned, beneficially and of record, by Nordic, and 1,000 of which are owned, beneficially and of record by MHA.

(c) All of the outstanding Partnership Shares of Newco have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable Danish laws. Newco holds no Partnership Shares in its treasury.

(d) Except for (i) the Partnership Shares referred to in clauses (a) and (b) of this Section 5.2, (ii) the obligation to issue Partnership Shares to MHA pursuant to this Article 5, and (iii) the Partnership Agreement and the Joint Venture Agreement, Newco has no class or series of Partnership Shares authorized or outstanding and there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, oral or in writing, to purchase or acquire from Newco any equity or debt security, or any security convertible into or exchangeable for an equity or debt security.

5.3 Definition of Payment Milestone.

For purposes of this Agreement, the term “Payment Milestone” shall mean a final determination from the U.S. Food and Drug Administration received prior to September 30, 2008 that the Licensed Products will be regulated as a medical device.

6. INDEMNIFICATION

6.1 Indemnification by MHA.

MHA will indemnify, defend and hold harmless Newco, Nordic and each of their respective officers, directors, employees and agents (each, a “Newco Indemnitee”) from and against any and all losses, costs, damages, judgments, settlements, interest, taxes, fees or expenses (including all reasonable attorneys’ fees, experts’ or consultants’ fees, expenses and costs) (collectively, “Losses”) that may be incurred or paid by any of the Newco Indemnitees to the extent arising out of or resulting from: (i) MHA’s breach of any representation, warranty, covenant or other provision contained in this Agreement or (ii) any all obligations and liabilities of MHA under the Hedrin Agreements arising prior to the Closing Date.

6.2 Indemnification by Newco.

Newco will indemnify, defend and hold harmless MHA and its officers, directors, employees and agents (each, a “MHA Indemnitee”) from and against any Losses that may be incurred or paid by any of the MHA Indemnitees to the extent arising out of or resulting from: (i) Newco’s breach of any representation, warranty, covenant or other provision contained in this Agreement or (ii) the Assumed Liabilities.

6.3 Indemnity Procedures.

If any claim or action is asserted that would entitle a MHA Indemnitee or Newco Indemnitee to indemnification pursuant to either of the foregoing Section 6.1 or Section 6.2 (a “Proceeding”), the Party who seeks indemnification will give written notice thereof to the Party from whom indemnification is sought (the “Indemnitor”) promptly (and in any event within fifteen (15) calendar days after the service of the citation or summons); provided, however, that the failure of the Party seeking indemnification to give timely notice hereunder will not affect rights to indemnification hereunder, except to the extent that Indemnitor demonstrates actual prejudice caused by such failure. Indemnitor may elect to direct the defense or settlement of any such Proceeding by giving written notice to the Party seeking indemnification, which election will be effective immediately upon receipt by the Party seeking indemnification of such written notice of election. The Indemnitor will have the right to employ counsel reasonably acceptable to the Party seeking indemnification to defend any such Proceeding, or to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor; provided that the Indemnitor will not settle, or consent to any entry of judgment in, any Proceeding without obtaining either: (i) an unconditional release of the Party seeking indemnification (and its Affiliates and each of their respective officers, directors, employees and agents) from all liability with respect to all claims underlying such Proceeding; or (ii) the prior written consent of the Party seeking indemnification. A Party seeking indemnification will not settle, or consent to any entry of judgment, in any Proceeding without obtaining the prior written consent of the Indemnitor. The Parties will fully cooperate with each other in any such Proceeding and will make available to each other any books or records useful for the defense of any such Proceeding.

6.4 Indemnification as Sole Remedy.

Other than for specific performance and claims of common law fraud, the indemnification provided in this Article 6, subject to the limitations set forth herein, shall be the exclusive remedy available to MHA, Newco and Nordic, or any of their respective affiliates, arising out of or relating to this Agreement, the Assets or the Assumed Liabilities, and are in lieu of any and all other rights and remedies which MHA, Newco or Nordic may have under this Agreement or otherwise for monetary relief in connection with any of the foregoing.

7. GENERAL PROVISIONS.

7.1 Governing Law; Jurisdiction; Venue.

This Agreement, and any disputes arising directly or indirectly from this Agreement, shall be governed by and construed and enforced in accordance with the laws of the state of New York, without regard to conflict-of-laws rules. The parties hereto hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the state courts located in the Borough of Manhattan in the State of New York (the “NY Courts”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the NY Courts for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the NY Courts, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the NY Courts has been brought in an improper or inconvenient forum.

7.2 Notices.

All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by telecopier, one business day after being sent by major overnight courier, or four business days after being mailed by registered or certified mail (postage prepaid, return receipt requested) to each party at its respective address set forth below (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto).

Contact Information for Newco: c/o Nordic Biotech Advisors Østergade 5, 3rd floor DK-1100 Copenhagen K Denmark Fax +45 70 20 12 64 E-mail: fs@nordic-biotech.com Attn.: Florian Schönharting	Contact Information for MHA: Manhattan Pharmaceuticals, Inc. 810 Seventh Avenue, 4th Floor New York, NY 10019 Fax: (212) 582-3957 Attn: Chief Financial Officer Email: mgmcguinness@manhattanpharma.com

7.3 Entire Agreement.

This Agreement constitutes the entire agreement of the parties hereto with respect to the transactions contemplated hereby and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof.

7.4 Binding Effect; Assignment.

All the terms, provisions, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, representatives, successors and permitted assigns. This Agreement and the rights and obligations of the parties hereto shall not be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

7.5 Amendment; Waiver.

This Agreement may be amended, modified, superseded or canceled, and any of the terms, provisions, representations, warranties, covenants or conditions hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition contained in this Agreement, or of the breach of any term, provisions, representation, warranty or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, provision, representation, warranty or covenant.

7.6 Execution and Delivery; Counterparts.

A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.7 Rules of Construction.

All references in this Agreement to Sections and other subdivisions refer to the Sections and other subdivisions of this Agreement unless expressly provided otherwise. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words “include,” “includes,” and “including” are used in this Agreement, such words shall be deemed to be followed by the words “without limitation.” Each reference herein to a Schedule or Exhibit refers to the item identified separately in writing by the parties as the described Schedule or Exhibit to this Agreement. All Schedules and Exhibits are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

(signature page follows)

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered in their name and on their behalf as of the date first above written.

MANHATTAN PHARMACEUTICALS, INC.

By:	/s/ Michael McGuinness
Print Name:
Title:	CFO

HEDRIN PHARMACEUTICALS K/S

By:	/s/ Michael McGuinness	By:	/s/ Florian Schonharting
Print Name:		Print Name:
Title:	Director	Title:	Director

For the purposes of Article 6 only:

NORDIC BIOTECH VENTURE FUND II K/S

By:	By:
Print Name:	Print Name:
Title:	Title:

APPENDIX A

HEDRIN AGREEMENTS

1. Exclusive License Agreement for “Hedrin” among Thornton & Ross, Ltd., Kerris, S.A. and Manhattan Pharmaceuticals, Inc., dated June 26, 2007

2. Supply Agreement between Thornton & Ross, Ltd. and Manhattan Pharmaceuticals, Inc., dated June 26, 2007

3. Deed of License among Durminster Limited, Thornton & Ross, Ltd., Kerris, S.A. and Manhattan Pharmaceuticals, Inc., dated June 26, 2007

OTHER ASSIGNED CONTRACTS

None.

APPENDIX B

PERMITTED LIENS

None.

SCHEDULE 3.5

INTELLECTUAL PROPERTY

None.

SCHEDULE 3.6

ASSETS

1. Cash and cash equivalents held by MHA;

2. right to receive services of MHA personnel (including, but not limited to, the services to be provided under the Services Agreement); and

3. real property, plant and equipment of MHA